                          NRG NORTHEAST GENERATING LLC

                           OFFER FOR ALL OUTSTANDING
                 8.065% SERIES A SENIOR SECURED BONDS DUE 2004,
               8.842% SERIES B SENIOR SECURED BONDS DUE 2015, AND
                 9.292% SERIES C SENIOR SECURED BONDS DUE 2024
                                IN EXCHANGE FOR
                8.065% SERIES A-1 SENIOR SECURED BONDS DUE 2004,
              8.842% SERIES B-1 SENIOR SECURED BONDS DUE 2015, AND
                9.292% SERIES C-1 SENIOR SECURED BONDS DUE 2024
                        THAT HAVE BEEN REGISTERED UNDER
                          THE SECURITIES ACT OF 1933,
                                   AS AMENDED

To Our Clients:


     Enclosed for your consideration is a prospectus dated October 25, 2000 (the "Prospectus"), and the related letters of transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of NRG Northeast Generating LLC (the "Issuer") to exchange their 8.065% Series A-1 Senior Secured Bonds due 2004, 8.842% Series B-1 Senior Secured Bonds due 2015, and 9.292% Series C-1 Senior Secured Bonds due 2024, all of which have been registered under the Securities Act of 1933, as amended, for their outstanding 8.065% Series A Senior Secured Bonds due 2004, 8.842% Series B Senior Secured Bonds due 2015, and 9.292% Series C Senior Secured Bonds due 2024 (the "Old Bonds"), upon the terms and subject to the conditions described in the Prospectus and the Letters of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the registration rights agreement in respect of the Old Bonds, dated February 15, 2000, by and among the Issuer, the guarantors referred to therein and the initial purchasers referred to therein.


     This material is being forwarded to you as the beneficial owner of the Old Bonds held by us for your account but not registered in your name. A tender of such Old Bonds may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Bonds held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letters of Transmittal.


     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Bonds on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on November 27, 2000 (the "Expiration Date"), unless extended by the Issuer. Any Old Bonds tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.


     Your attention is directed to the following:

          1. The Exchange Offer is for any and all Old Bonds.

          2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Certain Conditions to the Exchange Offer."

          3. Subject to the terms and conditions in the Prospectus and the Letters of Transmittal, any transfer taxes incident to the transfer of Old Bonds from the Holder to the Issuer will be paid by the Issuer.


          4. The Exchange Offer expires at 5:00 p.m., New York City time, on November 27, 2000, unless extended by the Issuer.


     If you wish to have us tender your Old Bonds, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letters of Transmittal are furnished to you for information only and may not be used directly by you to tender Old Bonds.
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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by NRG Northeast Generating LLC with respect to their Old Bonds.

     This will instruct you to tender the Old Bonds held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

     Please tender the Old Bonds held by you for my account as indicated below:

                                                    AGGREGATE PRINCIPAL AMOUNT OF OLD BONDS
                                                    ---------------------------------------
8.065% Series A Senior SecuredBonds due
  2004.......................................                                                $
                                                 ---------------------------------------------

8.842% Series B Senior SecuredBonds due
  2015.......................................                                                $
                                                 ---------------------------------------------

9.292% Series C Senior SecuredBonds due
  2024.......................................                                                $
                                                 ---------------------------------------------

[ ]  Please do not tender any Old Bonds held
     by you for my account.

Dated: -------------------------, 2000

                                                 ---------------------------------------------
                                                                 SIGNATURE(S)

                                                 ---------------------------------------------

                                                 ---------------------------------------------
                                                           PLEASE PRINT NAME(S) HERE

                                                 ---------------------------------------------

                                                 ---------------------------------------------

                                                 ---------------------------------------------
                                                                  ADDRESS(ES)

                                                 ---------------------------------------------
                                                        AREA CODE AND TELEPHONE NUMBER

                                                 ---------------------------------------------
                                                 TAX IDENTIFICATION OR SOCIAL SECURITY NO(S).

     None of the Old Bonds held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Bonds held by us for your account.

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